Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sientra, Inc.:

We consent to the use of our report dated March 31, 2022, with respect to the consolidated financial statements of Sientra, Inc., incorporated herein by reference.

/s/ KPMG LLP

Los Angeles, California

March 31, 2022